EXHIBIT 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

MIDLAND DIVISION

In re:	§	Chapter 11 Case
§
ONETRAVEL HOLDINGS, INC., et al.,	§	Case No. 06-70085
§
Debtors.	§	Jointly Administered
§

MOTION FOR ORDER (A) AUTHORIZING AND APPROVING THE SALE OF

CERTAIN ASSETS FREE AND CLEAR OF LIENS, CLAIMS, AND

ENCUMBRANCES, SUBJECT TO HIGHER AND BETTER OFFERS AND (B)

AUTHORIZING THE ASSUMPTION AND ASSIGNMENT AND REJECTION

OF CERTAIN EXECUTORY CONTRACTS IN CONNECTION THEREWITH

TO THE HONORABLE RONALD B. KING

UNITED STATES BANKRUPTCY JUDGE:

OneTravel Holdings, Inc., and certain of its subsidiaries and affiliates,1 debtors and debtors-in-possession (collectively, the “Debtors”), hereby file this Motion for Order (A) Authorizing and Approving the Sale of Certain Assets Free and Clear of Liens, Claims, and Encumbrances, Subject to Higher and Better Offers and (B) Authorizing the Assumption and Assignment and Rejection of Certain Executory Contracts in Connection Therewith (the “Motion”), and in support of this Motion, the Debtors respectfully represent as follows:

JURISDICTION

This Court has jurisdiction over the Debtors’ cases pursuant to 28 U.S.C. §§ 157 and 1334 and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is

[1]	The affiliated debtors that have filed voluntary petitions for reorganization relief are as follows: OneTravel, Inc., Farequest Holdings, Inc., FS Tours, Inc., and Flightserv, Inc.

proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The relief requested is authorized by 11 U.S.C. §§ 363, 365 and Federal Rules of Bankruptcy Procedure 6004 and 6006.

PROCEDURAL BACKGROUND

On July 7, 2006, (the “Petition Date”), each of the Debtors filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

The Debtors are operating their businesses as debtors-in-possession pursuant to sections 1107 and 1109 of the Bankruptcy Code. No trustee or examiner has been appointed.

On July 20, 2006, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”).

In connection with this Motion, the Debtors have also filed their Motion for Order Pursuant to 11 U.S.C. §§ 105(a) and 363(A) Approving Bid Procedures, Including, Without Limitation, a Break-Up Fee; and (B) Scheduling a Bid Submission Deadline and any supplements or amendment thereto (collectively, the “Bid Motion”).2 The Bid Motion explained that a proposed purchaser (the “Purchaser”) has agreed to act as a stalking horse and has offered consideration based upon an enterprise value of $10,500,000.00, less the amount of any Assumed Liabilities3, to purchase substantially all of the Debtors’ assets. The stalking horse bid is a credit bid based on Debentures purchased by Palisades and is more specifically set out in the Asset Purchase Agreement.

[2]	The Bid Motion sets out in detail the proposed terms of the sale process.
[3]	Capitalized terms shall have the meaning ascribed to them in the Asset Purchase Agreement, unless otherwise defined herein.

FACTUAL BACKGROUND

OneTravel Holdings, Inc., a Delaware corporation (“Holdings”), owns 100% of the common stock of the other Debtors, OneTravel, Inc., a Texas corporation, Farequest Holdings, Inc., a Delaware corporation, Flightserv, Inc., a Delaware corporation, and FS Tours, Inc., a Delaware corporation.

The Companies own and operate a diverse network of travel and leisure subsidiary companies. They offer customers a broad range of travel services, including vacation packages, airline tickets, hotel rooms, car rentals and cruises through call centers, travel agents and their family of websites that include www.OneTravel.com, www.1800CheapSeats.com, www.SunTrips.com, www.CheapSeats.com, and www.DiscountHotels.com. The companies derive revenues through their travel business subsidiaries, Farequest Holdings, Inc. (“Farequest”) and OneTravel, Inc. (“OneTravel”).

As of the Petition Date, the only operating subsidiaries of Holdings are Farequest and OneTravel. Farequest and OneTravel are resellers of travel products and services created by other suppliers (i.e., airline, hotels, care rentals and customized vacation packages). They are full service online and offline travel agencies selling directly to the consumer. No customer represents over one percent of the total business.

Farequest distributes inventory from travel suppliers (i.e., airlines, hotel operators, car rental firms, and vacation packages) to consumers, corporations and travel agents via consumer online travel websites and toll-free telephone numbers. It has call center facilities in Las Vegas, Nevada and Atlanta, Georgia, experienced professional travel agents and multiple websites with booking engines. Its primary retail website is ww.cheapseats.com. Farequest offers offline sales and customer support through its call centers.

OneTravel distributes its products in the same manner as Farequest. It has a proprietary dynamic packaging technology that combines multiple travel elements (i.e., air and hotel) in a manner which provides the customer a customized package to their destination. The customer receives a discount on the individual elements, and OneTravel is able to take advantage of “disguised inventory” (i.e., the customer pays one price for an airline ticket and a hotel room, but does not know the price of each component). OneTravel operates its direct-to-consumer business through a variety of websites including www.OneTravel.com and www.DiscountHotels.com. OneTravel has focused on international travel (outbound from the United States). Over 30% of OneTravel’s business is international. The international travel business is all U.S. based. OneTravel only accepts credit card payment from U.S. residents. In addition, OneTravel has developed an “affiliate” or “partner program.” The program provides technology solutions and support services that enable other businesses to operate in the online travel arena. OneTravel has approximately 300 participants in its affiliate program, and no one participant accounts for 5% of OneTravel’s business.

The balance of the Debtors, Flightserv, Inc. and FS Tours, Inc. are no longer operating. These Debtors are winding up their operations through these Chapter 11 filings.

As of the Petition Date, the Debtors had approximately 322 full-time employees located in Atlanta, Georgia; Valencia, California; Las Vegas, Nevada; Odessa, Texas and Quaker Town, Pennsylvania. These employees are employed by either Holdings, Farequest or OneTravel.

For the fiscal year ended June 30, 2005, the Debtors had a gross profit of approximately $2.4 million and net loss from operations of approximately $16.0 million.

Debt Structure4

Effective February 1, 2005, Holdings, then known as RCG Companies Incorporated, acquired 100% of the common stock of Farequest. As part of this acquisition, Holdings assumed certain existing Farequest liabilities, including (a) a $1,300,000 convertible note issued by Farequest to CSDH Holdings, LLC on March 27, 2004 (the “CSDH Debenture”) and (b) certain vehicle loans in the amount of approximately $400,000 (the “Vehicle Loans”). The CSDH Debenture is allegedly secured by a first lien against the assets of Farequest. The Vehicle Loans are allegedly secured by certain vehicles owned by Farequest.

[4]	As of the filing of this Motion, the Debtors have not had a full and complete opportunity to review all of various lenders’ claims, liens or interests in the Property. Therefore, at this time, except as to Palisades Master Fund, L.P., the Debtors do not stipulate to the validity of the claims, liens or interests in the Property and reserve the right to raise such objections.

Effective April 1, 2005, Holdings, then known as RCG Companies Incorporated, acquired 100% of the common stock of OneTravel, Inc., through a merger transaction from Amadeus Americas, Inc., f/k/a Amadeus NMC Holdings, Inc. (“Amadeus”), Terra Networks Asociados, S.L. (“Terra”) and Avanti Management, Inc. (“Avanti”). As part of the consideration for the merger transaction, Holdings issued the following convertible promissory notes (a) a convertible promissory note in the principal amount of $4,964,205.64 payable to Amadeus, (b) a convertible promissory note in the principal amount of $6,903,293.65 payable to Terra, (c) a convertible promissory note in the principal amount of $314,675.71 payable to Avanti and (d) a convertible promissory note in the principal amount of $317,825.00 payable to Libra Securities, LLC (collectively, the “Holdings Notes”). The Holdings Notes, issued in an aggregate original principal amount of $12,500,000 are allegedly secured by a first lien on all of the assets of Holdings, including the stock of the subsidiaries.

On October 24, 2005, Holdings entered into a certain securities purchase agreement (the “Purchase Agreement”) for the sale of secured convertible debentures in the principal amount of $12,500,000 to Palisades Master Fund, L.P. (“Palisades”), Bristol Investment Fund, Ltd, Gruber & McBaine International, Jon D. and Linda W. Gruber Trust, J. Pattersen McBaine, Lagunitas Partners, LP, Microcapital Fund Limited, and Microcapital Fund L.P. (collectively, the “Purchasers”) (the “2005 Debenture”). Palisades serves as agent under the Security Agreement, dated as of October 24, 2005, between Holdings and the Purchasers relating to the Debentures.5 Holdings’ obligations under the

[5]	Certain previous motions filed by the Debtors and orders entered by this Court inadvertently referred to Lender as agent for the Purchasers under the 2005 Debentures. As indicated above, Lender’s role is limited to agent under that certain Security Agreement, dated as of October 24, 2005, between Holdings and the Purchasers relating to the Debentures.

Debentures are guaranteed by Travel and Farequest acts as the agent for the Purchasers under the 2005 Debenture. Holdings’ obligations under the Purchase Agreement are guaranteed by Farequest and OneTravel. The 2005 Debenture is allegedly secured by a second lien on the assets of Holdings, a second lien on the assets of Farequest and a first lien on the assets of OneTravel.

On May 10, 2006, Holdings and Palisades entered into a certain letter agreement governing the terms of Palisades’ $2,100,000 term loan facility to Holdings (the “Term Loan”). OneTravel and Farequest have guaranteed Holding’s obligations under the Term Loan. The Term Loan is allegedly secured by the same assets securing the 2005 Debenture.

Need for Chapter 11 Relief

Through a series of acquisitions and divestitures, the Debtors have refocused their business operations to the online sale of travel related services. While the Debtors believe that these re-focused business operations will be profitable, in the short term, the Debtors have suffered losses and have had difficulty integrating the operations of OneTravel and Farequest.

In addition, Holdings was delisted from the American Stock Exchange in March 2006 because it was unable to obtain audited financial statements from BDO Seidman LLP. As a result of the delisting, Holdings, Farequest and TravelOne defaulted under the 2005 Debenture.

In an effort to address these issues, the Debtors retained Edward J. Wegel, as their Chief Restructuring Officer (the “CRO”), on May 26, 2006. The CRO, in conjunction with the Debtors’ management, immediately began implementing certain cost reductions. The CRO is also exploring the possibility of raising additional short term financing and a potential sale of some or all of the Debtors.

As a result, the Debtors sought relief under Chapter 11 of the Bankruptcy Code in order to maintain and stabilize day-to-day operations and use the breathing room afforded by Chapter 11.

On July 20, 2006, the Court entered an order approving on an Interim Basis, the Motion for Interim and Final Orders Authorizing the Debtors to Incur Post-Petition Financing, on an Interim and Final Basis, with Superpriority Administrative Expense Status and Secured by Senior Priming Liens and Granting Related Relief (the “DIP Motion”). The final hearing on the DIP Motion is scheduled for August 2, 2006. The post petition financing was provided in part to facilitate the sale of the Debtors as a going concern. However, an expedited sale of the Debtors is necessary because such financing is limited and the enterprise value of the Companies will deteriorate the longer the Debtors remain in bankruptcy.

RELIEF REQUESTED

By this Motion, the Debtors request the entry of an order by this Court: (i) approving the sale free and clear of liens, claims, and encumbrances of substantially all of the assets (the “Assets”) of the Debtors pursuant to the terms and conditions of the Asset

Purchase Agreement6 and the bid procedures established in the Bid Motion (the “Sale”); (ii) approving the assumption and assignment and rejection of certain executory contracts in connection with the Sale; (iii) approving the notice as provided in the Bid Motion as sufficient notice to the shareholders; and (iv) scheduling a hearing on this Motion for August 30, 2006.

AUTHORITY TO CONDUCT SALE

Sale Should be Approved

Ample authority exists for the approval of the Sale. Section 363 of the Bankruptcy Code, authorizes a debtor to sell assets of the estate other than in the ordinary course of business free and clear of liens, claims and interest. Section 363 provides, in pertinent part, as follows:

(b)(1) The trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate . . . .7

(f) The trustee may sell property under subsection (b) or (c) of this section free and clear of any interest in such property of an entity other than the estate only if –

(1) applicable non bankruptcy law permits sale of such property free and clear of interest;

(2) such entity consents;

(3) such interest is a lien and the best price at which such property is to be sold is greater than the aggregate value of all liens on such property;

(4) such interest is in bona fide dispute; or

[6]	Capitalized terms unless defined herein shall have the same meanings ascribed to them in the Bid Motion.
[7]	No Consumer Privacy Ombudsman has been appointed in these Cases.

(5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

See 11 U.S.C. § 363(b)(1), (f). See also, Fed. R. Bankr. P. 6004(f)(1) (“All sales not in the ordinary course of business may be by private sale or by public auction”).

The Bankruptcy Court has broad discretion to approve a sale of a debtor’s assets outside the ordinary course of business under section 363(b) where the debtor’s decision to sell the assets is supported by a sound business purpose. See Stephens Indus., Inc. v. McClung, 789 F.2d 386, 390 (6th Cir. 1986) (citing Comm. Of Equity Security Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1071 (2d Cir. 1983)); In re New Era Resorts, LLC, 238 B.R. 381, 387 (Bankr. E.D. Tenn. 1999); In re Country Manor of Kenton, Inc., 172 B.R. 217, 220 (Bankr. N.D. Ohio 1994).

The “sound business purpose” test requires a debtor to establish four elements to sell property outside the ordinary course of business, namely, (a) that a “sound business reason” exists for the sale of the assets outside the ordinary course of business, (b) that adequate and reasonable notice has been provided to interested persons, (c) that the debtor will receive an adequate price, and (d) good faith. In re Country Manor of Kenton, Inc., 172 B.R. at 220-21 (citing In re Plabell Rubber Products, Inc., 1498 B.R. 475, 479 (Bankr. N.D. Ohio 1992)). Courts have made it clear that a debtor’s showing of sound business justification need not be unduly exhaustive, but, rather, a debtor is “simply required to justify the proposed disposition with sound business reason.” In re Baldwin United Corp., 43 B.R. 888, 906 (Bankr. S.D. Ohio 1984).

In this case, the Debtors submit that the decision to sell the Assets is based upon its sound business judgment, meets the foregoing elements, and should be approved. First, after lengthy consideration and analysis, the Debtors have concluded, in their reasonable business judgment that the sale of the Assets is in the best interest of the Debtor’s estates and creditors. Further, the Debtors submit that terms of the Asset Purchase Agreement were negotiated at arms length and that both its terms and the price to be received there under are fair and reasonable. More importantly, pursuant to the Bid Procedures, the terms and the price set forth in the Asset Purchase Agreement are subject to higher and better offers. Consequently, the process contemplated by the Motion and Bid Procedures will maximize the value for the estate. See New Era, 238 B.R. at 387 (indicating the main responsibility of the debtor and primary concern of the court should be “maximization of value of the asset[s] sold”) (internal quotes and citations omitted), and any resulting sale should, therefore, be approved under the business judgment standard.

Additionally, under the Bankruptcy Code, courts have permitted the sale of all of substantially all assets of a debtor outside the ordinary course of business if such sale is necessary to preserve the value of the assets for the estate, it creditors, or interest holders. See In re Brookfield Clothes, Inc., 31 B.R. 978, 983 (S.D.N.Y. 1938); In re WBO Partnership, 189 B.R. 977 (Bankr. E.D. Va. 1995); In re Whet, Inc., 12 B.R. 743, 751 (Bankr. D.Mass. 1981). An expeditious sale of the Debtors’ assets is the only alternative to piecemeal liquidation of the Debtors’ estates which would be detrimental to the Debtors’ estates and creditors.

Sale Free and Clear of Liens, Claims, and Encumbrances

In accordance with section 363(f) of the Bankruptcy Code, a debtor-in-possession may sell property under 363(b) “free and clear of any interest in such property of an entity other than the estate” if one of the following conditions is satisfied:

(1)	applicable nonbankruptcy law permits sale of such property free and clear of interests;

(2)	such entity consents;

(3)	such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property;

(4)	such interest is in a bona fide dispute; or

(5)	such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

See 11 U.S.C. § 363(b)(1), (f); In re Country Manor, 172 B.R. at 221 (indicating section 363(f) is written in the disjunctive; court may approve sale “free and clear” provided one of the subsections is met).

The Debtors expect that they can satisfy the second and/or the fifth of these requirements. The Debtors believe that the postpetition lenders, Palisades Master Fund, LP, (the “Post-Petition Lenders”) under the Debtors’ postpetition loan agreement (the “Dip Agreement”)8 shall have an enforceable, properly perfected, first priority security interest in the Assets except as otherwise set out in the DIP Agreement. The Debtors believe that the Post-Petition Lenders will consent to the sale of the Assets in accordance with the Bid Procedures, free and clear of their claims, liens, and interests provided that such claims, liens, and interests attach to the net sale proceeds. Accordingly, this Court should authorize the Debtors to sell the Assets free and clear of any and all claims, liens,

[8]	The final hearing on the post-petition financing is scheduled for August 2, 2006.

and interests that may be asserted by the Lenders or any other parties, with any such claims, liens, and interests to attach to the net proceeds of the Sale in the same order and priority as they currently exist against the Assets.

Bankruptcy Code section 1146(c) provides, “the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title may not be taxed under any law imposing a stamp or similar tax.” 11 U.S.C. § 1146(c). The foregoing language has been construed to apply to sales outside of, but made in furtherance of or effectuating a reorganization plan. See In re Jacoby-Bender, Inc., 758 F.2d 840, 842 (2d Cir. 1985) (holding that Bankruptcy Code section 1146(c) applied when “the transfer of the property was essential to the confirmation of the plan”); see also In re Permar Provisions, Inc., 79 B.R. 530 (Bankr. E.D.N.Y. 1987) (concluding that even though the execution and delivery of deed occurred more than one year prior to confirmation of the plan, the sale was “under a plan” and, thus, exempt from local taxes). The Sale of the Assets hereunder is likewise made in furtherance of the Debtors’ future reorganization plan, and, consequently, the Court should approve the Sale hereunder free and clear from stamp, sales, or other similar taxes pursuant to section 1146(c).

Compliance with Local Bankruptcy Rules

This sale shall occur within 60 days of the Petition Date. Exhibit I of Appendix L-1020.1 of the Local Bankruptcy Rules establishes the guidelines for the early disposition of assets in chapter 11 cases. In order to comply with those guidelines the Debtors submit as follows:

Creditors’ Committee (prepetition)

There was no pre-petition creditors’ committee counsel.

Counsel for Creditors’ Committee (prepetition)

N/A.

Sale Contingencies:

The Asset Purchase Agreement has not been finalized and pursuant to the terms of the Bid Procedures is subject to change; therefore, once the buyer has been selected the Debtors shall provide information regarding any sale contingencies as well as a copy of the Asset Purchase Agreement.9 To the extent there are any sale contingencies they will be disclosed prior to or at the time of the auction.

Creditor Contact List.

On July 20, 2006, the Office of the United States Trustee appointed the Committee.

Administrative Expenses

The estimated administrative expenses are a break-up fee in the amount of $315,000 and expenses of $50,000. There will also be professional fees, which are subject to court approval.

Proceeds of Sale

Subject to a higher and better bid, the stalking horse bid is consideration for the enterprise value in the amount of $10,500,000, less the amount of any Assumed Liabilities. The bid by the stalking horse is a credit bid based on Palisades’ bonds. To the extent any creditor holds a lien on assets that is senior to Palisades, if the stalking horse is the successful bidder, such senior lien will be either paid in cash at closing by the successful bidder, the assets will be taken subject to such senior lien or the purchaser and senior lienholder will otherwise agree on the treatment of the senior debt.

[9]	The proposed Asset Purchase Agreement is an exhibit to the Bid Procedures Motion.

Debt Structure of Debtor

A brief description of the Debtors’ debt structure may be found in paragraphs 14-17 of this Motion (the Debtors’ are currently in the process of compiling the data necessary to complete their schedules and statements. Thus, the description of priority claims as well as general unsecured claims can be found in the schedules and statements.).

Need for Quick Sale

The Debtors operate in a highly competitive area, it is therefore imperative that the Companies be able to continue to operate with limited disruption in order to maintain the integrity of the Companies and to maximize their value. The longer the Companies are in bankruptcy the more difficult it becomes to retain customer relations, maintain employee morale, and retain employee and vendor relations. Moreover, the post petition financing was provided in part to facilitate the sale of the Debtors as a going concern. Thus, an expedited sale of the Debtors is necessary because such financing is limited and the enterprise value of the Companies will deteriorate the longer the Debtors remain in bankruptcy. Therefore, it is important to proceed to a Sale Hearing as quickly as possible.

Negotiating Background

At this time the offer to purchase is subject to a higher and better offer; thus, such information regarding the background of the Sale negotiations shall be provided at hearing, if necessary.

Marketing of Assets

As explained in the Bid Motion, the Debtors, through their Chief Restructuring Officer Ed Wegel, intend to solicit bids from prospective buyers in order to maximize the value received in the Sale. In order to provide the necessary information to prospective bidders, the Debtors will establish an electronic data room that will contain pertinent information regarding the Debtors’ various businesses and their value, which the potential bidders may access to evaluate their level of interest in purchasing the Debtors assets.

Decisions to Sell

The offer of the proposed Purchaser shall be accepted if there is no higher and better offer submitted.

Relationship of Buyer

The stalking horse is an affiliate of Palisades Master Fund, L.P. who is one of the Purchasers of secured convertible debentures and is the proposed lender under the Credit and Security Agreement.

Post Sale Relationship with Debtor

Information, if any, concerning a post sale relationship with the Debtors shall be disclosed at the hearing.

Relationship with Secured Creditors

Debtors have no relationship with any of the secured creditors that are paid except as set forth in documents related to the underlying transaction.

Insider Compensation

At this time the current compensation of the officers, directors, key employees or insiders is not expected to change following the Sale. Given privacy concerns the exact amount of the compensation is not disclosed herein. However, should the Court determine that such disclosure is necessary the Debtors will provide said information at the hearing on the Motion. There is a provision in Mr. Wegel’s contract, which contemplates a success fee in connection with the sale. Additionally, historical compensation information can be obtained in the Debtors’ public filings.

Notice and Timing

Subject to approval by this Court, notice shall be provided as described in below and to parties listed on the service list on file with this Court and as required under the Bankruptcy Code.

Assumption and Assignment and Rejection of Executory Contracts

To facilitate and effect the Sale, the Debtors also seek to assume and assign to the Purchaser or the winning bidder(s) after the auction certain executory contracts (the “Assumed Contracts”), and reject other executory contracts (the “Rejected Contracts”) related to the Debtors businesses (the “Assumption and Assignment or Rejection”).

Section 365 of the Bankruptcy Code authorizes a debtor to reject or assume and assign its executory contracts subject to the approval of the Bankruptcy Court:

(a) Except as provided in . . . subsections (b), (c), and (d) of this section, the trustee, subject to the court’s approval, may assume or reject any executory contract or unexpired lease of the debtor.

(b)(1) If there has been a default in an executory contract or unexpired lease of the debtor, the trustee may not assume such contract or lease unless, at the time of assumption of such contract or lease, the trustee:

(A) cures, or provides adequate assurance that the trustee will promptly cure such default;

(B) compensates or provides adequate assurance that the trustee will promptly compensate, a party other than a debtor to such contract or lease, for any actual pecuniary loss to such party resulting from such default; and

(C) provides adequate assurance of future performance under such contract or lease.

. . .

(f)(2) The trustee may assign an executory contract or unexpired lease of the debtor only if –

(A) the trustee assumes such contract or lease in accordance with the provisions of this section; and

(B) adequate assurance of future performance by the assignee of such contract or lease is provided, whether or not there has been a default in such contract or lease.

See 11 U.S.C. § 365(a), (b)(1), (f)(2). Accordingly, section 365 authorizes the proposed Assumption and Assignment or Rejection, provided that the defaults (if any) under the Assumed Contracts are cured and adequate assurance of future performance is provided by the assignee of the Assumed Contracts.

The term “adequate assurance of future performance” is not defined under the Bankruptcy Code and, consequently, the term should be given a “practical, pragmatic construction.” Cinicola v. Scharffenberger, 248 F.3d 110, 120 n. 10(3rd Cir. 2001) (quoting Richmond Leasing Co. v. Capital Bank, N.A., 762 F.2d 1303, 1309-10 (5th Cir. 1985)); In re Lafayette Radio Electronics Corp., 9 B.R. 993, 998 (Bankr. E.D.N.Y. 1981).

What constitutes adequate assurance of future performance by an assignee depends on the facts and circumstances of the particular case. Cinicola, 248 F.3d at 120 n. 10 (quotations and citations omitted). However, many courts have considered a combination of factors including evidence of profitability or financial strength as an indication of adequate assurance of future performance. See In re Alipat, Inc., 36 B.R. 274, 277-78 (Bankr. E.D. Mo. 1984).

The Bid Procedures provide that the Purchaser or the winning bidder(s) will cure all defaults under the Assumed Contracts. If necessary, in connection with the Sale Hearing, the Debtors will provide evidence of the financial strength of the assignee of the Debtors’ executory contracts such that all requirements for the assumption and/or assignment of the executory contracts proposed to be assigned to the Purchaser or the winning bidder(s) will be satisfied. It is an express condition of the Bid Procedures that bidders provide evidence of their financial ability to perform the acquisition of the Assets, which will provide sufficient information so that the Debtors can assess the bidder’s ability to comply with section 365. Thus, the Debtors respectfully submit that by the conclusion of the Sale Hearing, the Assumption and Assignment or Rejection of the executory contracts should be approved. The Debtors shall supplement this Motion with a list of the unexpired executory contracts and executory leases and the cure amounts no later than August 18, 2006. To the extent a party to an executory contract or unexpired lease objects to the amount of cure if assumed or to assumption and assignment, such objection must be filed and served on the Debtors no later than August 28, 2006. If no objection is filed, the Debtors are authorized, but not directed to assume and assign the executory contract or lease. The cure amount will be fixed at the amount set forth in the supplement to this Motion.

Approval of Form of Notice to Shareholders

OneTravel Holdings, Inc. is a public company. According to Rule 2002(d) of the Bankruptcy Code, the Debtors are required to provide “notice to all equity security holders of . . . the hearing on the proposed sale of all or substantially all of the debtor’s assets. . . .” In the Bid Motion, the Debtors requested that they be permitted to provide notice to the shareholders in a summary document, attached thereto as Exhibit C. In light of the nature of the relief requested herein, the Debtors submit that no further notice to the shareholders of the Motion is necessary. The Debtors provided notice to all creditors, lenders, and parties in interest listed on the Master Service list on file with the Court. The Debtor shall also provide notice of this Motion to non-debtor parties to executory contracts and unexpired leases.

Request for Hearing on August 30, 2006

The auction is scheduled for August 30, 2006. The Debtors request that the Court schedule the sale hearing to occur following the auction. Thus, the Debtors request that the Court also set the hearing on the Motion on August 30, 2006.

WHEREFORE, the Debtors respectfully request that the Court enter an order (i) approving the sale free and clear of liens, claims, and encumbrances of substantially all of the assets of the Debtors as set forth in this Motion in conjunction with the terms and conditions of the Asset Purchase Agreement and the bid procedures established in the Bid Motion; (ii) approving the assumption and assignment and rejection of certain executory contracts in connection with the Sale; (iii) approving the notice as provided in the Bid Motion as sufficient notice to the shareholders; and (iv) granting a hearing on the Motion on August 30, 2006.

Dated: July 31, 2006		Respectfully submitted,

COX SMITH MATTHEWS INCORPORATED 112 East Pecan Street, Suite 1800 San Antonio, Texas 78205-1521 (210) 554-5500 (210) 226-8395 (Fax)

	By:	/s/ Carol E. Jendrzey
Carol E. Jendrzey State Bar No. 10617420 Timothy A. Million State Bar No. 24051055

And

COX SMITH MATTHEWS INCORPORATED
George Tarpley State Bar No. 19648000 Mark Andrews State Bar No. 01253520 1201 Elm Street, Suite 4242 Dallas, Texas 75270 Tel: (214) 698-7800 Fax: (214) 698-7899

ATTORNEYS FOR DEBTORS AND DEBTORS-IN-POSSESSION